UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

Dental Patient Care America, Inc.
(Exact name of registrant as specified in its charter)

Utah	333-37842	87-0639343
(State or other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2150 South 1300 East, Suite 500
Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (801) 486-5555

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 27, 2006, the Company entered into a Loan, Security and Warrant Agreement (the “Loan Agreement”) with Heartland Dental Care, Inc. (“Heartland”) for the provision of funding to the Company in an amount of up to $1,250,000. In connection with the Loan Agreement, the Company and its subsidiaries delivered to Heartland a Secured Subordinated Note (the “Note”) in a principal amount of up to $1,250,000. To date, Heartland has provided the Company with funds under the Note in the principal amount of $500,000. The principal amount of the Note is due and payable in full on April 30, 2012. Interest is payable on the Note at the rate of 10% per annum and is due and payable on the first day of each calendar quarter commencing January 1, 2007; provided that during the first two years of the term of the Note (provided that no event of default has occurred or is continuing), payment of interest may be made at the option of the Company by issuing Heartland additional promissory notes of like kind and tenor in the amount of the accrued but unpaid interest of the Company. After the second anniversary of the Note, interest on the Note is payable solely in cash. As collateral for the Note, the Company granted Heartland a security interest and lien on substantially all of the tangible and intangible assets of the Company.

The Company elected to pay interest during the first two years of the Note by the issuance of additional debt. As a result, the Company’s first cash payment of interest in the amount of approximately $15,000 was due and payable on April 1, 2009. The Company failed to make such cash payment of interest when due and is in default under the terms of the Note. The Note does not contain a provision requiring Heartland to provide notice of default nor does it provide for a grace period before a failure to make payment will constitute a default under the Note. The Note provides that any installment of interest that is not paid when due will bear interest after the due date at the rate of 14% per annum. As a result of the missed payment, Heartland has the right, at its option, to declare the entire unpaid principal amount of the Note together with interest thereon to be immediately due and payable and to exercise the remedies available to it.

As of the date hereof, the Company has not received any notice or demand from Heartland with regard to the missed payment or the acceleration of the Note. The Company has had preliminary communications with Heartland, and plans to engage in detailed discussions with Heartland in the near future, with regard to the loan transaction in general and the interest payments thereon in particular.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTAL PATIENT CARE AMERICA, INC.

Date: April 7, 2009	By	/s/ Michael Silva
Michael Silva
Chief Executive Officer

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